Exhibit (10)(l)(4)

AMENDMENT NO. 3

TO

ALLTEL CORPORATION PROFIT-SHARING PLAN

(January 1, 2002 Restatement)

WHEREAS, ALLTEL Corporation (the “Company”) maintains the ALLTEL Corporation Profit-Sharing Plan, as amended and restated effective January 1, 2002, and as subsequently amended, (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW, THEREFORE, the Company hereby amends the Plan, effective for calendar months beginning after July, 2003, in the respects hereinafter set forth.

1.  Section 1.23 of the Plan is amended to provide as follows:

1.23         Investment Fund A ALLTEL Stock Midpoint

25%.

2.  Section 1.24 of the Plan is amended to provide as follows:

1.24         Investment Fund A ALLTEL Stock Range

A percentage range from 20% to 30% (inclusive of the endpoints).

3.  Section 11.01 of the Plan is amended to provide as follows:

11.01       Composition of Trust Fund

All amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation and depreciation, shall constitute a single fund known as the Trust Fund.  The Trust Fund shall be invested in an Investment Fund A and a Guaranteed Principal Investment Fund in accordance with the following:

(a)           The assets of Investment Fund A shall be invested in accordance with the provisions of the Trust Agreement, except that notwithstanding the provisions of the Trust Agreement:

(1)           The annual Employer Contribution to the Plan allocable to Investment Fund A shall be invested initially in the Short-Term Investment Fund (as described in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust) and thereafter shall be subject to transfer to or from any other investment fund(s) as provided herein and in the Trust

Agreement and the Trust Agreement for ALLTEL Corporation Master Trust.

(2)           Assets of Investment Fund A shall be invested in the ALLTEL Corporation Common Stock Fund (as described in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust) (the “ALLTEL Stock Fund”) as provided herein and in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust.  All dividends, distributions, and proceeds with respect to assets invested in the ALLTEL Stock Fund shall be allocated to the ALLTEL Stock Fund.  The investment of assets of Investment Fund A in the ALLTEL Stock Fund shall not be reduced by the charging of payments (including administrative expenses) and disbursements from the Trust to the ALLTEL Stock Fund, except:  (A) payment of the cost of acquisition, sale or exchange (including brokerage costs) of any security or other property held in the ALLTEL Stock Fund shall be charged to the ALLTEL Stock Fund; and (B) to the extent that the Pension Investment Committee determines that current payments (including administrative expenses) and disbursements from the Trust allocable to Investment Fund A will exceed the amount of assets of Investment Fund A that are not invested in the ALLTEL Stock Fund.

(3)           Investment allocation(s) of assets of Investment Fund A shall be made from the ALLTEL Stock Fund to any other investment fund(s) or from any other investment fund(s) to the ALLTEL Stock Fund as follows and only as follows:  As of the last day of each calendar month (the “Monthly Valuation Date”), the Trustee shall determine the percentage that the value of the assets of Investment Fund A invested in the ALLTEL Stock Fund as of that Monthly Valuation Date is of the value of the total assets of Investment Fund A as of that Monthly Valuation Date (the “Monthly Percentage”).  If the Monthly Percentage is less than the Investment Fund A ALLTEL Stock Range as of the Monthly Valuation Date, the Trustee shall transfer assets to the ALLTEL Stock Fund from another investment fund  (or investment funds), as provided in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust, in an amount sufficient to cause the percentage that the value of the assets of Investment Fund A invested in the ALLTEL Stock Fund is to the value of the total assets of Investment Fund A to be approximately the Investment Fund A ALLTEL Stock

Midpoint, based on the asset values of that Monthly Valuation Date. If the Monthly Percentage is more than the Investment Fund A ALLTEL Stock Range as of the Monthly Valuation Date, the Trustee shall transfer assets from the ALLTEL Stock

Fund to another investment fund (or investment funds), as provided in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust, in an amount sufficient to cause the percentage that the value of the assets of Investment Fund A invested in the ALLTEL Stock Fund is to the value of the total assets of Investment Fund A to be approximately the Investment Fund A ALLTEL Stock Midpoint, based on the asset values as of that Monthly Valuation Date.  Any transfer of assets by the Trustee occasioned by the application of this paragraph shall be subject to any limitation(s) set forth in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust.

Notwithstanding the foregoing, the investment of assets in Investment Fund A shall be subject to limitations under ERISA and Section 401(a) of the Code and regulations issued thereunder.

(b)           The assets of the Guaranteed Principal Investment Fund shall be invested in accordance with the Trust Agreement, except that notwithstanding the provisions of the Trust Agreement the assets of the Guaranteed Principal Fund shall be invested (directly or indirectly) in certificates of deposits, time deposit accounts, money market funds, guaranteed investment contracts or similar investments designed to protect the principal invested therein.

The interest of each Participant or Beneficiary under the Plan in Investment Fund A or in the Guaranteed Principal Investment Fund, as applicable, shall be an undivided interest.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed on this 29th day of July 2003.

ALLTEL CORPORATION

By:	/s/ Scott T. Ford
	Title:	President & CEO